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                      Amendment to CrossComm Corporation's
                             1996 Stock Option Plan

     On December 10, 1996, the Board of Directors of CrossComm Corporation (the "Company") adopted resolutions providing for the following:


1. "That, Paragraph (ii) of Section 2(b) of the 1996 Plan be, and hereby is, amended and restated to read as follows:

'The Board of Directors may, to the full extent permitted by or consistent with applicable laws or regulations, delegate any or all of its powers under the Plan to a committee (the "Committee") appointed by the Board of Directors, and if the Committee is so appointed all references to the Board of Directors in the Plan shall mean and relate so such Committee. The Committee shall be composed solely of at least two individuals who are Non-Employee Directors, as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and Outside Directors, as such term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members.'


2. That, Section 3(b) of the 1996 Plan be, and hereby is, deleted in its entirety.


3. That Section 6(b)(i) of the 1996 Plan be, and hereby is, amended and restated in its entirety as follows:

'by delivery to the Company of shares of Common Stock of the Company already owned by the optionee for at least six months having a fair market value equal in amount to the exercise price of the options being exercised.'


4. That Section 9 of the 1996 Plan be, and hereby is, amended and restated in its entirety to read as follows:

'Except as otherwise provided in the option agreement evidencing such option grant, no option may be transferred other than by will or by the laws of descent and distribution, and during the life of the optionee, shall be exercisable only by the optionee; provided, however, that


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Non-Statutory Options may be transferred pursuant to a qualified domestic relations order (as defined in Rule 16b-3).'


5. That the transactions arising out of the surrender by any optionee under any outstanding option of shares of the Company to exercise an option or to satisfy withholding obligations pursuant to the terms of any outstanding option agreement be and hereby are approved."